EXHIBIT 99.1

NEWS RELEASE

HireRight, Inc. Reports Second Quarter 2007 Results

•                  Service revenue increased 19.7% to $16.8 million

•                  Gross profit increased 28.5% to $9.4 million, yielding a margin of 56.2%

•                  Operating margin increased to 18.6%

IRVINE, CA, September 13, 2007 - HireRight, Inc. (NasdaqGM: HIRE), a leading provider of on-demand employment screening solutions, today announced financial results for the second quarter ended June 30, 2007.  This is the Company’s first release of financial results following its recent initial public offering of common stock.

Service revenue for the quarter ended June 30, 2007 increased 19.7% to $16.8 million, compared to $14.0 million in the quarter ended June 30, 2006. The change was a result of an increase in new customers as compared to the three months ended June 30, 2006, as well as the sale of additional products and services to existing customers and further rollout of our screening services to other divisions by our enterprise customers. Gross profit for the quarter rose to $9.4 million from $7.4 million in the prior year quarter. Gross profit as a percentage of service revenue rose to 56.2%, a 380 basis point increase as compared to the quarter ended June 30, 2006.

Income from operations was $3.1 million for the second quarter of 2007, compared to $2.5 million during the same prior year period. Net income was $1.9 million for the quarter ended June 30, 2007 compared to $2.4 million for the quarter ended June 30, 2006. The decrease in net income was the result of a $1.3 million income tax expense in the current period, compared with $0.1 million during the three months ended June 30, 2006. Income tax expense in the second quarter of 2006 benefited from a full valuation allowance against the Company’s deferred tax assets, as the Company had not concluded that it was more likely than not that it would be able to realize substantially all of its net deferred tax assets. The effective tax rate for the current quarter was approximately 41%.

Conference Call

HireRight’s second quarter results and related matters including guidance will be discussed in more detail during a conference call today, September 13, 2007 at 5:00 pm Eastern Time, via teleconference and webcast. The dial-in number is (800) 638-5495 within the United States, and (617) 614-3946 outside the United States. The teleconference pass code is 95911384. You can also access a live broadcast of the call by visiting our website at http://ir.hireright.com. A replay will be available for one month at the same web address or by phone at (888) 286-8010 or (617) 801-6888, outside the United States, with pass code 61766431.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This message may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as ‘‘anticipates,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘seeks,’’ ‘‘estimates,’’ ‘‘may,’’ ‘‘will’’ and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, our expectations regarding our financial condition and results of operations. Such statements speak only as of the date hereof and are subject to change. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, the various risks and uncertainties described in the “Risk Factors” section of our Registration Statement on Form S-1, and the general economic and political conditions and specific conditions that may impact our operations. Further information on HireRight, Inc., including additional risk factors that may affect our forward looking statements, is contained in our Registration Statement on Form S-1 and our other SEC filings that are available through the SEC’s website (www.sec.gov).

About HireRight

HireRight is a leading provider of on-demand employment background and drug screening solutions that help organizations efficiently implement, manage and control their employment screening programs.

Contact:

Media Relations:

Strategies

Lindsay Thompson, 714-957-8880 ext. 128

Lindsay@strategiesadpr.com

Or

Investor Relations:

ICR

Garo Toomajanian, 949-428-5855

 ir@hireright.com

HIRERIGHT, INC.

CONDENSED, CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2007		December 31,
(in thousands, except share amounts)	Actual	Pro Forma(1)	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,301	$2,301	$4,201
Restricted cash	120	120	120
Short-term investments	7,750	7,750	4,031
Accounts receivable, net of allowance for doubtful accounts of $128 and $131 at June 30, 2007 and December 31, 2006, respectively, and reserve for sales allowances of $126 and $154 at June 30, 2007 and December 31, 2006, respectively	11,906	11,906	9,628
Prepaid expenses and other current assets	717	717	955
Deferred tax asset - current	2,185	2,185	3,518
Total current assets	24,979	24,979	22,453

Property and equipment, net of accumulated depreciation and amortization of $4,829 and $4,486 at June 30, 2007 and December 31, 2006	1,843	1,843	1,583
Other assets	1,703	1,703	646
Deferred tax asset - non-current	1,167	1,167	1,151
TOTAL	$29,692	$29,692	$25,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,227	$3,227	$4,480
Accrued liabilities	2,869	2,869	1,210
Accrued payroll and benefits	3,569	3,569	3,731
Capital lease liability	4	4	4

Total current liabilities	9,669	9,669	9,425

Other liabilities	284	284	—
Total liabilities	9,953	9,953	9,425

COMMITMENTS AND CONTINGENCIES:

Series C redeemable convertible preferred stock, $0.01 par value—6,794,579 shares authorized, issued and outstanding (aggregate liquidation preference of $13,000)	13,000	—	13,000
Series E redeemable convertible preferred stock, $0.01 par value—17,500,000 shares authorized; 17,246,579 shares issued and outstanding (aggregate liquidation preference of $12,180)	12,180	—	12,180

STOCKHOLDERS’ EQUITY:
Preferred stock, 50,000,000 shares authorized:
Series A redeemable convertible preferred stock, $0.01 par value—none issued and outstanding
Series B convertible preferred stock, $0.01 par value—854,632 shares authorized, issued and outstanding (aggregate liquidation preference of $2,000)	2,000	—	2,000
Common stock, $0.01 par value—100,000,000 shares authorized; 1,990,224, 8,191,366 and 1,956,115 shares issued and outstanding at June 30, 2007, pro forma at June 30, 2007, and December 31, 2006, respectively	20	82	20
Additional paid-in capital	1,100	28,218	847
Other comprehensive gain—currency translation	15	15	14
Accumulated deficit	(8,576)	(8,576)	(11,653)
Net stockholders’ (deficit) equity	(5,441)	19,739	(8,772)
TOTAL	$29,692	$29,692	$25,833

(1) Reflects on a pro forma basis the conversion of all outstanding preferred stock to an aggregate 6,201,142 shares of common stock.

HIRERIGHT, INC.

CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2007	2006	2007	2006

REVENUE:
Service revenue	$16,806	$14,038	$31,321	$25,666
Reimbursed fee revenue	1,770	1,497	3,275	2,916

Total revenue	18,576	15,535	34,596	28,582

COST OF REVENUE:
Cost of service revenue	7,364	6,688	14,380	12,668
Reimbursed fees paid	1,770	1,497	3,275	2,916

Total cost of revenue	9,134	8,185	17,655	15,584

GROSS PROFIT	9,442	7,350	16,941	12,998

OPERATING EXPENSES:
Research and development	1,023	928	1,932	1,789
Sales and marketing	2,706	2,238	5,085	3,994
General and administrative	2,586	1,727	4,873	3,333

Total operating expenses	6,315	4,893	11,890	9,116

INCOME FROM OPERATIONS	3,127	2,457	5,051	3,882

OTHER INCOME (EXPENSE):
Interest income	120	32	212	34
Interest expense	2	(16)	1	(38)
Other income (expense)—net	(6)	(11)	(7)	(15)

Total other income (expense)—net	116	5	206	(19)

INCOME BEFORE INCOME TAXES	3,243	2,462	5,257	3,863

INCOME TAX PROVISION	1,343	106	2,180	106

NET INCOME	1,900	2,356	3,077	3,757
Preferred stock dividends	(544)	(544)	(1,087)	(1,087)
Income allocable to preferred stockholders	(1,028)	(1,389)	(1,509)	(2,055)

NET INCOME ALLOCABLE TO COMMON STOCKHOLDERS	$328	$423	$481	$615

NET INCOME PER SHARE ALLOCABLE TO COMMON STOCKHOLDERS:
Basic	$0.17	$0.23	$0.24	$0.35
Diluted	$0.11	$0.16	$0.16	$0.24

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES:
Basic	1,975	1,813	1,966	1,752
Diluted	3,086	2,674	3,053	2,553

PRO FORMA NET INCOME PER SHARE:
Basic	$0.23		$0.38
Diluted	$0.20		$0.33

PRO FORMA WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES:
Basic	8,176		8,167
Diluted	9,287		9,254